UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 19, 2014, the Board of Directors (the “Board”) of Alphatec Spine, Inc. and Alphatec Holdings, Inc. (the “Company”) increased the size of the Board to ten and appointed Tom C. Davis to the Board, effective November 19, 2014. Mr. Davis qualifies as independent under the definition promulgated by NASDAQ and therefore is eligible to be a member of the Board’s Audit Committee or Nominating, Governance and Compensation Committee. The Company believes that Mr. Davis possesses specific attributes that qualify him to serve as a director of the Company, including the perspective and experience he will bring based on his prior experience as an investment banker, and his prior and current experience as a Non-Executive Chairman and a member of the board of directors of both private and publicly traded companies.

(c) Mr. Davis, age 65, currently serves as Chief Executive Officer of The Concorde Group, a private investment firm, a position he has held since March 2001. He previously served as Managing Director of Bluffview Capital, LP, an investment banking firm that he co-founded, from 2001 to 2012 and as Managing Partner of Gryphon Special Situations Fund L.P. from 2004 to 2009. He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston from March 1984 to February 2001. Mr. Davis also serves on the Boards of Directors of Dean Foods Company (NYSE: DF), where he also serves as the Non-Executive Chairman and where he also serves as a member of the Audit, Compensation and Executive Committees; Affirmative Insurance Holdings, Inc. (OTC: AFFM), an insurance holding company, where he serves as Chairman of the Board and as a member of the Audit, Compensation and Investment Committees; MicroDental Co., a privately-held dental laboratory network company, where he serves on the Audit and Compensation Committees; and WhiteHorse Finance, Inc. (Nasdaq: WHIF), a closed-end management investment company that targets debt investments in privately held, small-cap U.S. companies, where he serves as chairman of the Nominating and Corporate Governance Committee and is a member of the Audit Committee. Until April 2013, Mr. Davis served on the Board of Directors of Westwood Holdings Group, Inc. (NYSE: WHG), an investment management and trust services company, where he served on the Audit and Compensation Committees. He also served on the Board of Directors, including as a member of its Audit and Compensation Committees, of BioHorizons, Inc., which at the time was a privately-held dental equipment and supplies manufacturing company, until early 2014.

On November 24, 2014 the Company issued a press release announcing Mr. Davis’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: November 24, 2014	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President